UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2015

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

License Agreement and Letter Agreement

On January 13, 2015, ZIOPHARM Oncology, Inc., or the Company, and Intrexon Corporation, or Intrexon, entered into a license agreement, or the License, with The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center, or MD Anderson. Pursuant to the License, the Company and Intrexon hold an exclusive, worldwide license to certain technologies owned and licensed by MD Anderson including technologies relating to novel chimeric antigen receptor (CAR) T-cell therapies arising from the laboratory of Laurence Cooper, M.D., Ph.D., professor of pediatrics at MD Anderson, as well as either co-exclusive or non-exclusive licenses under certain related technologies.

Pursuant to the terms of the License, MD Anderson shall receive, within sixty days of the date of the License, consideration of $50 million in shares of the Company’s common stock (or 10,124,561 shares), and $50 million in shares of Intrexon’s common stock (or 1,821,867 shares) in each case based on a trailing 20 day volume weighted average of the closing price of the Company’s and Intrexon’s common stock ending on the date prior to the announcement of the entry into the License, collectively referred to as the License Shares, pursuant to the terms of the License Shares Securities Issuance Agreement described below. The Company and Intrexon also agreed to reimburse MD Anderson for out of pocket expenses for maintaining patents covering the licensed technologies.

In addition, pursuant to the License, MD Anderson has agreed to transfer to the Company certain existing research programs described in the License and to grant to Intrexon and the Company certain additional technology rights related thereto. In connection with such transfer, the terms of the License also require the Company and Intrexon to enter into a research and development agreement with MD Anderson pursuant to which the Company will provide funding for certain research and development activities of MD Anderson for a period of three years, in an amount between $15 and $20 million per year. The first quarterly payment of $3.75 million due under this arrangement is required to be made by the Company within 60 days of the date of the License.

The term of the License expires on the last to occur of (a) the expiration of all patents licensed thereunder, or (b) the twentieth anniversary of the date of the License; provided, however, that following the expiration of the term, the Company and Intrexon shall then have a fully-paid up, royalty free, perpetual, irrevocable and sublicensable license to use the licensed intellectual property thereunder. After ten years from the date of the License and subject to a 90 day cure period, MD Anderson will have the right to convert the License into a non-exclusive license if the Company and Intrexon are not using commercially reasonable efforts to commercialize the licensed intellectual property on a case-by-case basis. After five years from the date of the license and subject to a 180 day cure period, MD Anderson will have the right to terminate the license with respect to specific technology(ies) funded by the government or subject to a third party contract if the Company and Intrexon are not meeting the diligence requirements in such funding agreement or contract, as applicable. Subject to a 30 day cure period, MD Anderson has the right to terminate the License if the Company and Intrexon fail to timely deliver the shares due in consideration for the License. MD Anderson may also terminate the agreement with written notice upon material breach by the Company and Intrexon, if such breach has not been cured within 60 days of receiving such notice. In addition, the License will terminate upon the occurrence of certain insolvency events for both the Company and Intrexon and may be terminated by the mutual written agreement of the Company, Intrexon and MD Anderson.

On January 9, 2015, in order to induce MD Anderson to enter into the License on an accelerated schedule, the Company and Intrexon entered into a letter agreement, or the Letter Agreement, pursuant to which MD Anderson shall receive consideration of $7.5 million in shares of the Company’s common stock (or 1,597,602 shares), and $7.5 million in shares of Intrexon’s common stock (or 278,218 shares) in each case based on a trailing 20 day volume weighted average of the closing price of the Company’s and Intrexon’s common stock ending on the date prior to the Letter Agreement, collectively referred to as the Incentive Shares, in the event that the License was entered into on or prior to 8:00 am pacific time, on January 14, 2015, referred to as the Accelerated Closing Deadline. The Incentive Shares will be issued to MD Anderson within sixty days of the date of the License pursuant to the terms of the Incentive Shares Securities Issuance Agreement described below.

Securities Issuance Agreements and Registration Rights Agreement

In connection with the entry into the License, on January 13, 2015, the Company, and MD Anderson entered into a Securities Issuance Agreement, or the License Shares Securities Issuance Agreement, pursuant to which it has agreed to issue and sell the License Shares to MD Anderson in consideration for the License. The closing of the issuance and sale of the License Shares under the License Shares Securities Issuance Agreement will occur within sixty days of the date of the License, subject to customary closing conditions.

In connection with the entry into the Letter Agreement, on January 13, 2015, the Company and MD Anderson entered into a Securities Issuance Agreement, or the Incentive Shares Securities Issuance Agreement, pursuant to which it has agreed to issue and sell the Incentive Shares to MD Anderson in consideration for the execution and delivery of the License on or prior to the Accelerated Closing Deadline in connection with the Letter Agreement. The closing of the issuance and sale of the Incentive Shares under the Incentive Shares Securities Issuance Agreement will occur within sixty days of the date of the License, subject to customary closing conditions.

Also in connection with the License and the issuance of the License Shares and the Incentive Shares, on January 13, 2015, the Company and MD Anderson entered into a Registration Rights Agreement, or the Registration Rights Agreement, pursuant to which the Company agreed to file a “resale” registration statement, or the Registration Statement, registering the resale of the License Shares, the Incentive Shares and any other shares of the Company’s common stock held by MD Anderson on the date that the Registration Statement is filed, within 15 days of the closing under the License Shares Securities Issuance Agreement. Under the Registration Rights Agreement, the Company will be obligated to use its reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable after filing and in no event later than 120 days of the closing under the License Shares Securities Issuance Agreement and to maintain the effectiveness of the Registration Statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions.

The foregoing description of the License is only a summary and is qualified in its entirety by reference to the License. The Company intends to file a copy of the License as an exhibit to its Annual Report on Form 10-K for its fiscal year ending December 31, 2014 or as an exhibit to an amendment to this Current Report on Form 8-K, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for certain portions of the License. The omitted material will be included in the request for confidential treatment. The foregoing description of each of the Letter Agreement, the License Shares Securities Issuance Agreement, the Incentive Shares Securities Issuance Agreement and the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The benefits of the representations and warranties set forth in the License, the License Shares Securities Issuance Agreement, the Incentive Shares Securities Issuance Agreement and the Registration Rights Agreement are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

On January 13, 2015 the Company, together with Intrexon, issued a press release announcing the transactions described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and sale of the License Shares and the Incentive Shares will not be registered under the Securities Act of 1933, as amended, or the Securities Act, at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares has not and will not involve a public offering as MD Anderson is an “accredited investor” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offer and sale of the License Shares or the Incentive Shares.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement by and between ZIOPHARM Oncology, Inc., Intrexon Corporation and The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center, dated as of January 9, 2015

10.2	Securities Issuance Agreement by and among ZIOPHARM Oncology, Inc., The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center dated as of January 13, 2015 (relating to the License Shares)

10.3	Securities Issuance Agreement by and among ZIOPHARM Oncology, Inc., The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center dated as of January 13, 2015 (relating to the Incentive Shares)

10.4	Registration Rights Agreement by and among ZIOPHARM Oncology, Inc., The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center dated as of January 13, 2015

99.1	Press Release of the Company dated January 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: January 13, 2015		Name:	Kevin G. Lafond
		Title:	Vice President, Chief Accounting Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement by and between ZIOPHARM Oncology, Inc., Intrexon Corporation and The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center, dated as of January 9, 2015

10.2	Securities Issuance Agreement by and among ZIOPHARM Oncology, Inc., The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center dated as of January 13, 2015 (relating to the License Shares)

10.3	Securities Issuance Agreement by and among ZIOPHARM Oncology, Inc., The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center dated as of January 13, 2015 (relating to the Incentive Shares)

10.4	Registration Rights Agreement by and among ZIOPHARM Oncology, Inc., The University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center dated as of January 13, 2015

99.1	Press Release of the Company dated January 13, 2015